Exhibit 5.1

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

October 11, 2007

RESOURCE CAPITAL CORP.

712 Fifth Avenue

New York, New York 10019

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Resource Capital Corp., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, including the preliminary prospectus included therein (the “Prospectus”), for the offering by the Company from time to time over the next three years of any combination of (a) shares of Common Stock, $.001 par value per share (“Common Stock”), of the Company, (b) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”), of the Company, which may be issued in one or more series and (c) warrants to purchase shares of Common Stock (“Warrants” and, together with the Common Stock and the Preferred Stock, the “Securities”). The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of a recent date by the Secretary of the Company;

RESOURCE CAPITAL CORP.

October 11, 2007

4. Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the filing of the Registration Statement and the registration, sale and issuance of the Securities (the “Directors’ Resolutions”), certified as of a recent date by the Secretary of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

6 A certificate executed by Michael S. Yecies, Secretary of the Company, dated as of a recent date.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. No shares of Common Stock or Preferred Stock will be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of stock contained in Article VI of the Charter.

6. The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors, or a duly authorized committee thereof (each, a “Board Action”), in accordance with the Charter, the Bylaws, the Directors’ Resolutions and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government or regulatory body having jurisdiction over the Company.

RESOURCE CAPITAL CORP.

October 11, 2007

7. Prior to the issuance of any shares of Common Stock or Preferred Stock, there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and all actions necessary to the creation of any such shares of Preferred Stock, whether by amendment to the Charter or by classification or reclassification of existing shares of stock and the filing of Articles Supplementary, will have been taken.

8. Any Warrants will be issued under a warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Charter, the Bylaws and applicable law.

9. To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such agreement (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of such shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of shares of Common Stock pursuant to the conversion of one or more series of Securities convertible into shares of Common Stock or the exercise of any Securities exercisable for shares of Common Stock, such shares will be duly authorized, validly issued, fully paid and non-assessable.

3. When a series of shares of Preferred Stock (and securities of any class or series into which any shares of Preferred Stock may be convertible) (including any shares of Preferred Stock represented by Depositary Shares) has been duly authorized and established in accordance with applicable Board Action, the terms of the Charter and the Bylaws and applicable law and, upon issuance and delivery of shares of such series of Preferred Stock against payment therefor

RESOURCE CAPITAL CORP.

October 11, 2007

in accordance with the terms and provisions of such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement or, upon issuance and delivery of shares of such series of Preferred Stock pursuant to the conversion of one or more series of Securities convertible into shares of such series of Preferred Stock, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

4. Upon due authorization by Board Action of an issuance of Warrants, and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA PIPER US LLP
DLA PIPER US LLP